UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BGO Industrial Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	92-0245532
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue 18th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Class I Common Stock, par value $0.01 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed by BGO Industrial Real Estate Income Trust, Inc. (the “Registrant”) to register its Class I common stock, par value $0.01 per share (“Class I Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The description of the Class I Common Stock of the Registrant registered hereby is incorporated by reference herein to the “Suitability Standards,” “Net Asset Value Calculation and Valuation Guidelines,” “Description of Capital Stock” and “Share Repurchases” sections of the prospectus contained in the Registrant’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2025 (File No. 333-271906) and all amendments and supplements to such registration statement subsequently filed with the SEC, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits

Exhibit Number	Description of Documents
1	Second Articles of Amendment and Restatement of BGO Industrial Real Estate Income Trust, Inc. (filed as Exhibit 3.1 to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-11 filed on September 13, 2023 and incorporated herein by reference)

2	Articles Supplementary of BGO Industrial Real Estate Income Trust, Inc., dated January 5, 2024 (filed as Exhibit 3.1 to the Registrant’s Post-Effective Amendment No. 3 to Registration Statement on Form S-11 filed on January 11, 2024 and incorporated herein by reference)

3	Second Amended and Restated Bylaws of BGO Industrial Real Estate Income Trust, Inc. (filed as Exhibit 3.2 to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-11 filed on September 13, 2023 and incorporated herein by reference)

4	Distribution Reinvestment Plan (filed as Exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 8 to Registration Statement on Form S-11 filed on April 21, 2025 and incorporated herein by reference)

5	Form of Subscription Agreement (filed as Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 8 to Registration Statement on Form S-11 filed on April 21, 2025 and incorporated herein by reference)

6	Share Repurchase Plan (filed as Exhibit 4.3 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-11 filed on June 7, 2023 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BGO INDUSTRIAL REAL ESTATE INCOME TRUST, INC.

By:	/s/ Clint Hinds
Name: Clint Hinds
Title: President and Chief Executive Officer

Date: May 30, 2025